Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Security Federal Corporation

We hereby consent to the incorporation by reference in this amended Registration Statement on Form S-1/A of our report dated June 10, 2009, relating to the consolidated financial statements which appear in Security Federal Corporation’s Annual Report on Form 10-K for the year ended March 31, 2009.  We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ Elliott Davis, LLC

Columbia, South Carolina
August 27, 2009